UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): April 7, 2021

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2021, PHX Minerals Inc. (the “Company”), as borrower, entered into a Ninth Amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated November 25, 2013 (as amended from time to time, the “Credit Facility”) with BOKF, NA dba Bank of Oklahoma, as lender, issuing bank and administrative agent for several banks and other financial institutions and lenders thereto.  Capitalized terms not defined in this Current Report on Form 8-K have the meanings set forth in the Credit Facility.

The Amendment, among other things, reduces the Company’s borrowing base under the Credit Facility to $29.0 million, extends the maturity date one year to November 30, 2023 and reduces the Quarterly Commitment Reductions from $600,000 to $500,000, commencing on April 15, 2021. Additionally, the Amendment increases the Company’s distribution allowance from $1.0 million to $1.5 million per annum for a period of one year from the date of the Amendment and extends this allowance beyond the date that is one year following the date of the Amendment so long as (i) the Available Commitment is greater than or equal to 20% of the Total Commitment and (ii) the Leverage Ratio on a pro forma basis does not exceed 2.75 to 1.00. The existing prohibition of all Restricted Payments other than the subject distribution allowance and the existing requirement that immediately after giving effect to a permitted Restricted Payment, no Default or Event of Default may exist or result therefrom are to remain in effect. As of March 31, 2021, the outstanding debt balance was $23.5 million.

The Amendment also provides that any cash actually received by the Company in an equity raise is considered “Excluded Cash” (previously, this was limited to cash actually received by the Company in an equity raise on or prior to December 24, 2020) and that such cash may be used for acquisitions by the Company without BOKF’s prior written consent.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Amendment.

Item 2.02	Results of Operations and Financial Condition.

On April 8, 2021, the Company issued a press release announcing the Amendment.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation.

Please see the disclosure under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1

Ninth Amendment to Amended and Restated Credit Agreement, dated April 7, 2021, by and among PHX Minerals Inc., the lenders party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent for the lenders and as issuing bank.

99.1	Press Release dated April 8, 2021.
104	The cover page has been formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX Minerals Inc.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer

DATE:	April 8, 2021